Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-68531) pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN,

(2)	Registration Statement (Form S-8 No. 333-163314) pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

(3)	Registration Statement (Form S-8 No. 333-163315) pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN,

(4)	Registration Statement (Form S-8 No. 333-12221) pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

(5)	Registration Statement (Form S-8 No. 333-85110) pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

(6)	Registration Statement (Form S-8 No. 333-85112) pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN,

(7)	Registration Statement (Form S-8 No. 333-121057) pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

(8)	Registration Statement (Form S-8 No. 333-140250) pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN, and

(9)	Registration Statement (Form S-8 No. 333-148374) pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN of The Boston Beer Company, Inc.

of our report dated February 24, 2015, with respect to the consolidated financial statements of The Boston Beer Company, Inc. as of December 27, 2014 and for each of the two years in the period ended December 27, 2014 included in this Annual Report (Form 10-K) of the Boston Beer Company, Inc. for the year ended December 26, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 18, 2016